Exhibit 99.1

XL Fleet Corp. Receives Notice Regarding NYSE Continued Listing Standard

WIXOM, Mich. (October 21, 2022) – XL Fleet Corp. (NYSE: XL) (“XL Fleet” or the “Company”), a provider of subscription-based services that make it easy for homeowners and small businesses to own and maintain rooftop solar and battery storage, today announced that on October 20, 2022, it received a notice from the New York Stock Exchange (“NYSE”), notifying the Company that it is out of compliance with the NYSE’s price criteria for continued listing standards because, as of October 19, 2022, the average closing price of the Company’s common stock was less than $1.00 per share over a consecutive 30 trading-day period.

The Company will notify the NYSE of its intent to cure its stock price deficiency within the applicable time period required by the NYSE, and to return to compliance with the NYSE continued listing standard. The Company can regain compliance at any time within the six-month period following receipt of the NYSE notice if on the last trading day of any calendar month during the cure period the Company has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. The Company intends to consider all available alternatives, including, but not limited to, a potential reverse stock split, subject to stockholder approval, no later than at the Company’s next annual meeting of stockholders, if necessary to cure the stock price non-compliance. Under the NYSE’s rules, if the Company determines that it will cure the stock price deficiency by taking an action that will require stockholder approval by no later than its next annual meeting of stockholders and implements the action promptly thereafter, the price condition will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above that level for at least the following 30 trading days.

The NYSE notification does not affect the Company’s business operations, its Securities and Exchange Commission reporting requirements, credit agreements or other contractual obligations. The Company’s common stock will continue to be listed and traded on the NYSE, subject to its compliance with other NYSE continued listing standards. The Company is currently in compliance with other applicable NYSE continued listing standards.

This press release is issued as required under the NYSE rules. The notice from the NYSE was issued pursuant to Section 802.01C of the NYSE’s Listed Company Manual.

About XL Fleet

XL Fleet provides subscription-based services that make it easy for homeowners and small businesses to own and maintain rooftop solar and battery storage. Our as-a-service model allows consumers to access new technology without making a significant upfront investment or incurring maintenance costs. XL Fleet has more than 52,000 subscribers across the United States. For additional information, please visit www.xlfleet.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to: the Company’s ability to regain compliance with the continued listing standards of the NYSE within the applicable cure period; the Company’s ability to continue to comply with applicable listing standards of the NYSE; expectations regarding the growth of the solar industry, home electrification, electric vehicles and distributed energy resources; the ability to successfully integrate the Spruce Power acquisition; the ability of XL Fleet to implement its plans, forecasts and other expectations with respect to Spruce Power’s business and realize the expected benefits of the acquisition; the ability to identify and complete future acquisitions; the ability to develop and market new products and services; the effects of pending and future legislation; the highly competitive nature of the Company’s business and markets; litigation, complaints, product liability claims and/or adverse publicity; cost increases or shortages in the components or chassis necessary to support the Company’s products and services; the introduction of new technologies; the impact of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, regulatory compliance and customer experience; the potential loss of certain significant customers; privacy and data protection laws, privacy or data breaches, or the loss of data; general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the inability to convert its sales opportunity pipeline into binding orders; risks related to the rollout of the Company’s business and the timing of expected business milestones, including the ongoing global microchip shortage and limited availability of chassis from vehicle OEMs and our reliance on our suppliers; the effects of competition on the Company’s future business; the availability of capital; and the other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 31, 2022, subsequent Quarterly Reports on Form 10-Q and other documents that the Company files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company specifically disclaims any obligation to update these forward-looking statements.

XL Fleet Investors:
xlfleetIR@icrinc.com

XL Fleet Media:
PR@xlfleet.com